UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☑ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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On March 23, 2009, Intel Corporation (“Intel” or the “Company”) filed a Preliminary Proxy Statement for the Annual Meeting of Stockholders of Intel to be held on May 20, 2009 (the “Preliminary Proxy Statement”), which contains a proposal submitted to the Company’s stockholders to approve a stock option exchange program for employees other than the Company’s named executive officers and directors (the “Proposed Stock Option Exchange Program”). In connection with the Proposed Stock Option Exchange Program, we are providing the following documents:

A)	an Email from Paul S. Otellini to all employees dated March 23, 2009, regarding, among other things, the Proposed Stock Option Exchange Program;

B)	a Q&A for use by managers of business units and human resources employees regarding, among other things, the Proposed Stock Option Exchange Program, dated March 23, 2009;

C)	the Communication Guidelines for managers for the Proposed Stock Option Exchange Program, dated March 23, 2009; and

D)	a Memorandum to managers regarding, among other things, actions required in connection with the Proposed Stock Option Exchange Program, dated March 23, 2009.
The Stock Option Exchange Program has not yet commenced. Intel will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) upon the commencement of the Stock Option Exchange Program. Persons who are eligible to participate in the Stock Option Exchange Program should read the Tender Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain important information about the Stock Option Exchange Program.
In connection with the proposal to be voted on by Intel’s stockholders to approve the Stock Option Exchange Program, Intel has filed a preliminary proxy statement with the SEC and intends to file other relevant materials with the SEC, including a definitive proxy statement. Intel stockholders are urged to read such materials as and when they become available and before making any voting decision regarding the Stock Option Exchange Program, because they will contain important information about the proposal to be voted on by stockholders with respect to the Stock Option Exchange Program.
Intel stockholders and option holders will be able to obtain the written materials described above and other documents filed by Intel with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, stockholders and option holders may obtain free copies of the documents filed by Intel with the SEC by directing a written request to: Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California, 95054-1549, Attention: Investor Relations.

Exhibit A	Email from Paul S. Otellini to all employees dated March 23, 2009, regarding, among other things, the Proposed Stock Option Exchange Program (incorporated by reference from Exhibit 99.2 to the Tender Offer Statement filed by the Company on March 23, 2009).

Exhibit B	Q&A for use by managers of business units and human resources employees regarding, among other things, the Proposed Stock Option Exchange Program, dated March 23, 2009 (incorporated by reference from Exhibit 99.3 to the Tender Offer Statement filed by the Company on March 23, 2009).

Exhibit C	Communication Guidelines for managers for the Proposed Stock Option Exchange Program, dated March 23, 2009 (incorporated by reference from Exhibit 99.4 to the Tender Offer Statement filed by the Company on March 23, 2009).

Exhibit D	Memorandum to managers regarding, among other things, actions required in connection with the Proposed Stock Option Exchange Program, dated March 23, 2009 (incorporated by reference from Exhibit 99.5 to the Tender Offer Statement filed by the Company on March 23, 2009).